UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2011

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2011, the Board of Directors of W. R. Grace & Co. elected Gregory E. Poling as President and Chief Operating Officer of the corporation, effective immediately.  Fred Festa, previously Chairman, President and Chief Executive Officer, continues as Chairman and Chief Executive Officer.

Mr. Poling, 56, joined Grace in 1977 and has served since 2005 as a Vice President of Grace and as President of Grace Davison, Grace’s largest operating segment.

The Compensation Committee of the Board of the Directors of Grace adjusted Mr. Poling’s compensation to reflect his new responsibilities.  Effective November 1, 2011, Mr. Poling’s annual base salary was set at $550,000, and his targeted award under Grace’s Annual Incentive Compensation Program was set at 90% of base salary.  In addition, the Committee granted Mr. Poling 10,000 stock options under Grace’s 2011 Stock Incentive Plan on November 3, 2011, with an exercise price equal to the fair market value of Grace common stock on such date.  The term of the options is five years and they vest ratably over three years commencing one year after the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ MICHAEL W. CONRON
Michael W. Conron
Assistant Secretary

Dated: November 4, 2011